                                    EXHIBIT D

                               SEPTEMBER 9TH, 2004

                             SINO-JP FUND CO., LTD.

                                       and

                       SINO-JP ASSET MANAGEMENT CO., LTD.

                         INVESTMENT MANAGEMENT AGREEMENT

                                MAPLES and CALDER

                         INVESTMENT MANAGEMENT AGREEMENT

THIS AGREEMENT is made on September 9th, 2004.

BETWEEN:

(A)      SINO-JP FUND CO., LTD., a company incorporated under the laws of the
         Cayman Islands whose registered office is at PO Box 309GT, Ugland
         House, South Church Street, George Town, Grand Cayman, Cayman Islands,
         (the "COMPANY"); and

(B)      SINO-JP ASSET MANAGEMENT CO., LTD., a company incorporated under the laws of the Cayman Islands, whose registered office is at Scotia
         Centre, 4th Floor, PO.Box 2804, George Town, Grand Cayman, Cayman
         Islands (the "INVESTMENT MANAGER").

WHEREAS:

1        The Company has as its  principal  object to carry on business as an investment company.

2        The Company wishes to appoint the Investment Manager to manage the assets and investments of the Class B Sub-Fund and to implement the investment policies and objectives of the Company in respect of the
         Class B Sub-Fund on the terms and conditions set out herein.

IT IS AGREED as follows:

1        INTERPRETATION

1.1      In this investment management agreement (the "AGREEMENT") the following words and expressions shall have the following meanings:

Affiliate                         means any employee, director or shareholder of
                                  the Investment Manager;

Articles                          means the memorandum of association and the
                                  articles of association of the Company as
                                  amended from time to time;

Class B Sub-Fund                  means a sub-fund of the Company set up by the
                                  directors of the Company pursuant to
                                  resolutions passed at a board meeting held on
                                  9 September 2004;

Delegate                          means any person, firm or company that the
                                  Investment Manager may appoint to carry out
                                  its duties under this Agreement;

Asia Pacific Wire & Cable         means Asia Pacific Wire & Cable Corporation
Corporation Limited               Limited, a company incorporated in Bermuda;

APWCC Shares                      means common stock in Asia Pacific Wire &
                                  Cable Corporation Limited acquired by the
                                  APWCC Shares ; and

Investment                        means the APWCC Shares or other asset of any
                                  description the acquisition of which is
                                  authorised under the investment policy of the
                                  Class B Sub-Fund and is permitted within the
                                  investment restrictions set out in the
                                  Articles.

Subscription                      Price means the price paid by the Company to
                                  subscribed the APWCC Shares which is equal to
                                  USD 2.581 per share. The subscription price is
                                  subject to adjustment due to stock dividend ,
                                  stock split or any reorganization of APWCC.

1.2      In this Agreement:

         1.2.1    any reference to a Recital, Clause or Schedule is to the
                  relevant Recital, Clause or Schedule of or to this Agreement and any reference to a sub-clause or paragraph is to the
                  relevant sub-clause or paragraph of the Clause or Schedule in which it appears;

         1.2.2    the clause headings are included for convenience only and
                  shall not affect the interpretation of this Agreement;

         1.2.3    the singular includes the plural and vice versa;

         1.2.4    any gender includes the other genders;

         1.2.5    any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words
                  preceding those terms; and

         1.2.6    references to any document or agreement are to be construed as references to such document or agreement as is in force for the time being and as amended, varied, supplemented,
                  substituted or novated from time to time.

2        APPOINTMENT OF INVESTMENT MANAGER

The Company hereby appoints the Investment Manager to be, and the Investment
Manager hereby agrees to act as, the investment manager to manage the assets and investments of the Class B Sub-Fund on the terms and conditions set forth in this Agreement.

3        DUTIES OF THE INVESTMENT MANAGER

3.1      During the term of this Agreement, the Investment Manager shall provide investment management services to the Company in respect of the Class B
         Sub-Fund in accordance with the investment objectives and policies and subject to the investment restrictions described in the Articles. In particular, the Investment Manager shall, in respect of the Class B
         Sub-Fund:

         3.1.1    review and evaluate the proposed asset acquisition and
                  investment strategies of the Company when required to do so by the Company or as may be necessary from time to time;

         3.1.2    execute, or cause to be executed, purchases and sales of
                  Investments on behalf of the Company as the Investment
                  Manager, in its discretion, deems to be in the best interests of the Company;

         3.1.3    carry out reviews of the Investments of the Company whenever the Investment Manager shall deem it necessary, or when
                  required to do so by the Company;

         3.1.4    recommend to the Company, the manner in which monies required for the redemption or repurchase of Participating Shares or for other purposes of the Company should be realised;

         3.1.5    advise the Company as to the making of distributions by the
                  Company;

         3.1.6    prepare material for inclusion in the annual and semi-annual financial reports of the Company whenever the Company shall properly require such material;

         3.1.7    if required, advise with respect to the valuation of the
                  Investments; and

         3.1.8    advise the Company as to the exercise of any rights attaching to the Investments.

3.2      The Investment Manager may appoint Delegates to perform in whole or part any of its duties or obligations upon such terms as to authority, liability and indemnity as shall be determined by the Investment
         Manager. The Investment Manager shall exercise due care and diligence in such appointment and shall supervise the conduct of such Delegates.

3.3      In the absence of wilful default, fraud or negligence of the Investment
         Manager in the appointment and supervision of the Delegates, the
         Investment Manager shall not be liable to the Company for the acts and omissions of such Delegates and shall be indemnified by the Company in accordance with the terms of this Agreement.

3.4      The Investment Manager shall provide reasonable assistance to the
         Company in the preparation of offering material, reports to investors and regulatory filings including the provision, as promptly as may be reasonably practicable, of any information regarding the Investment
         Manager and its directors, officers and affiliates.

3.5      The Company, the directors, officers, employees and/or agents of the
         Company shall have the right to have access to the Investment Manager's offices in order to inspect and copy during normal business hours at the Company's expense such books and records as are necessary to verify the accuracy and completeness of the information provided by the
         Investment Manager pursuant to sub-clause 3.4 or to verify compliance with the terms of this Agreement subject to such restrictions as the
         Investment Manager may reasonably deem necessary to preserve the confidentiality of such information. This right of inspection shall terminate upon the termination of this Agreement.

4        DISCRETIONARY AUTHORITY

         4.1      Subject to the investment objectives and policies and
                  investment restrictions as set out in the Articles, to the overall supervision of the Company and to the directions given by the board of directors of the Company, the Investment
                  Manager shall have complete discretion in the investment and reinvestment of the Investments with full power and authority to make such purchases and sales, or to issue directly to a broker or dealer, orders for such purchases and sales of
                  Investments.

         4.2      The Investment Manager is authorised to maintain a cash
                  reserve of such amount as it may deem prudent and to invest such cash reserve in any manner it determines in order to
                  reasonably preserve the Company's assets.

5        LIMITATIONS

In carrying out its duties, the Investment Manager shall at all times:

5.1      observe the investment objectives and policies and investment restrictions set out in the Articles or as those objectives, policies and restrictions are amended and from time to time communicated in writing by the Company to the Investment Manager;

5.2      act within the scope of the borrowing restrictions set out in the
         Articles; and

5.3      with regard to all matters, exercise such judgment which a prudent manager of an investment portfolio would reasonably exercise in the proper discharge of its duties.

6        DIRECTION AND COMPLIANCE

The board of directors of the Company may at any time give to the Investment
Manager written guidelines and/or directions relating to the Investments generally or with regard to specific matters. In carrying out its duties, the
Investment Manager shall comply with such lawful and proper written guidelines and/or directions as the board of directors of the Company may give from time to time.

7        REPRESENTATIONS AND WARRANTIES

The Investment Manager represents and warrants to the Company that:

7.1      it is duly incorporated and in good standing under the laws of its jurisdiction in which it is incorporated and has and will at all times have the necessary power to enter into and perform its obligations under this Agreement and has duly authorised the execution of this
         Agreement;

7.2      this Agreement constitutes the legal, binding and enforceable obligations of the Investment Manager;

7.3      the execution, delivery, observance and performance by the Investment
         Manager of this Agreement will not result in any violation of any law, statute, ordinance, rule or regulation applicable to it; and

7.4      it has obtained all the necessary authorisations and consents to enable it to enter into this Agreement and to manage the Investments and the necessary authorisation and consents will remain in full force and effect at all times during the term of this Agreement.

8        POWER OF ATTORNEY

8.1      The Company hereby appoints the Investment Manager as its true and lawful attorney (with full power to appoint substitutes and to sub-delegate) on behalf of the Company and in the Company's own name or otherwise, at any time and from time to time to:

         8.1.1    sign, seal, deliver and complete all transfers, renunciations, proxies, mandates, assignments, deeds and documents and do all acts and things which the Company could do in relation to the
                  Investments; and

         8.1.2    in the absolute discretion of the Investment Manager to vote or abstain from voting in respect of any resolution at any meeting held by a company, trust or limited partnership which forms part of an Investment.

8.2      This power of attorney shall terminate with immediate effect upon the termination of this Agreement for whatever reason, or upon receipt by the Investment Manager of a notice to that effect from the Company.

9        FEES AND EXPENSES

9.1      The Company and the Investment Manager agree to observe the provisions of the Option Agreement (the "OPTION AGREEMENT") dated September 15,
         2004 between the

         Company and Pacific Electric Wire & Cable Co., Ltd. relating to the
         7,307,948 APWCC Shares.

9.2      The Company agrees that on each occasion that the Company receives a payment of the Half-yearly Guaranteed Return (as defined in the Option
         Agreement) pursuant to Clause 5 of the Option Agreement relating to the
         7,307,948 APWCC Shares, the Company will be obliged to pay and the
         Investment Manager will be entitled to receive from the Company an amount equal to 20% of the Half-yearly Guaranteed Return.

9.3      If, on the sale of any part of 2,766,154 APWCC Shares, the selling price per APWCC Shares exceeds the Subscription Price per APWCC Shares paid by the Company on acquisition of the APWCC Shares, the Company will obliged to pay and the Investment Manager will be entitled to receive from the Company an amount equal to 20% of the proceeds exceeds the Subscription Price. . If there is no profit following the sale of the APWCC Shares, the Investment Manager acknowledges and agrees it will not be entitled to claim any amount from the Company in respect of the sale of the APWCC Shares.

10       CONFLICTS OF INTEREST

10.1     The Investment Manager may buy and sell Investments on its own account.
         Nothing in this Agreement shall prevent the Investment Manager from contracting or entering into any arrangement with the Company or any other financial, commercial, advisory or other transactions with any individual, firm, person or company, including investors in the Company or any entity whose securities form any part of the Investments.

10.2     The services of the Investment Manager shall not be exclusive to the
         Company, and the Investment Manager shall be free to render similar services to other persons, firms or companies, so long as its services to the Company are not impaired thereby, and to retain for its own use and benefit all fees or other monies payable thereby. The Investment
         Manager shall not be under any duty to disclose to the Company any fact or matter which comes to the attention of the Investment Manager or any employee or agent of the Investment Manager in the course of the
         Investment Manager rendering similar services to others or in any business or in any other capacity conducted by the Investment Manager which is unrelated to the carrying out of its duties under this
         Agreement.

10.3     The Investment Manager may have commercial relationships with entities in respect of whose securities the Investment Manager may advise the
         Company, or with respect to which entities the Investment Manager or persons associated with the Company may be an officer or director.

10.4     Nothing in this Agreement shall preclude any director, officer or employee of the Company or of the Investment Manager from acting in the capacity of director, officer, employee or agent of the other.

10.5     Some securities considered for investment by the Company may also be appropriate for other clients advised by the Investment Manager, including Affiliates as well as other funds and for the Investment
         Manager's own account. If the purchase or sale of securities consistent with the Company's investment policies and one or more of these other funds or clients advised by the Investment Manager or by an affiliate are considered at or about the same time, the Investment Manager undertakes that transactions in such securities will be allocated among the several clients in a manner deemed fair and equitable by the
         Investment Manager. These allocations may be advantageous or disadvantageous to the Company.

11       NO PARTNERSHIP OR AGENCY

Nothing in this Agreement is intended to or shall operate to create a partnership or joint venture of any kind between the parties, and save as is otherwise set out in this Agreement neither party is authorised to act as agent for the other and neither party shall have authority to act in the name or on behalf of or otherwise to bind the other in any way (including but not limited to the making of any representation nor warranty, the assumption of any obligation or liability and the exercise of any right or power).

12       LIABILITY OF THE INVESTMENT MANAGER

12.1     The Investment Manager shall indemnify and hold harmless the Company against all loss, costs, liabilities, obligations, claims, taxes, penalties, fees and demands (including legal costs and expenses arising there from or incidental thereto) which may be suffered or sustained by or made against the Company resulting or arising in any way from a breach of this Agreement or the fraud, negligence or wilful default by the Investment Manager.

12.2     The Company shall indemnify the Investment Manager against actions, costs, claims, damages, expenses or demands to which it may be put as a result of its performance of its obligations under this Agreement, save in respect of any actions, costs, claims, damages, expenses or demands which results from any act or omission occasioned by the wilful default, fraud or negligence of the Investment Manager.

12.3     If any third party makes a claim against, or notifies an intention to make a claim against, the Investment Manager which may reasonably be considered as likely to give rise to a liability under this indemnity
         (a "relevant claim"), the Investment Manager shall:

         12.3.1   as soon as reasonably practicable give written notice of that matter to the Company, specifying in reasonable detail the nature of the relevant claim;

         12.3.2   not make any admission of liability, or come to any agreement or compromise in relation to the relevant claim, without the prior written consent of the Company (such consent not to be unreasonably withheld or delayed);

         12.3.3   give the Company and its professional advisers reasonable
                  access to the premises and personnel of the Investment Manager and to any relevant assets, accounts, documents and records within the power or control of the Investment Manager so as to enable the Company and its professional advisers to examine such premises, assets, accounts, documents and records and to take copies at their own expense for the purpose of assessing the merits of the relevant claim;

         12.3.4   subject to the Company indemnifying the Investment Manager to the Investment Manager's reasonable satisfaction against any liability, costs, damages or expenses which may be incurred, take such action as the Company may reasonably request to
                  avoid, dispute, resist, compromise or defend the relevant
                  claim.

13       TERMINATION

13.1     The Company may terminate the appointment of the Investment Manager:

         13.1.1   if the Investment Manager shall commit any breach of its
                  obligations under this Agreement and shall fail, within ten days of receipt of notice served by the Company requiring it so to do, to make good such breach;

         13.1.2   at any time by giving notice in writing to the Investment
                  Manager:

                  (a)      if the Investment Manager goes into liquidation
                           (except a voluntary liquidation for the purpose of
                           reconstruction or amalgamation upon terms previously
                           approved in writing by the Company) or if a receiver
                           is appointed of any of the assets of the Investment
                           Manager or if the Investment makes or proposes any
                           arrangement or composition with its creditors or
                           class of creditors; or

                  (b)      on the redemption of all of the Participating Shares.

13.2     The termination of the appointment of the Investment Manager under the provisions of this Clause shall be without prejudice to any antecedent liability of the Investment Manager. The Investment Manager shall be entitled to receive all fees and other monies accrued due up to the date of such termination but shall not be entitled to compensation in respect of such termination.

13.3     The Investment Manager shall, on the termination of its appointment under the provisions of this Clause, deliver to the Company all books, registers, correspondence and records of the Company which are in its possession.

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14       CONFIDENTIALITY

The Investment Manager shall not disclose any information relating to transactions under this Agreement or any information provided to the Investment
Manager by the Company relating to the Investments to any third party without the Company's prior written consent. The Investment Manager may disclose information if:

14.1     it is commercially customary to do so; or

14.2     if such disclosure is, in the reasonable opinion of the Investment
         Manager necessary to carry out any transaction contemplated by this
         Agreement; or

14.3     if such disclosure is required by any applicable law or in connection with any litigation; or

14.4     such information is known to the recipient, or is generally available at the time of disclosure.

15       ASSIGNMENT

Neither party shall without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed or subject to unreasonable conditions) assign, transfer, charge or deal in any other manner with this
Agreement or any of its rights under it, or purport to do any of the same, nor sub-contract any or all of its obligations under this Agreement. Each party is entering into this Agreement for its benefit and not for the benefit of another person.

16       ENTIRE AGREEMENT

This Agreement, and the documents referred to in it, constitutes the entire agreement and understanding of the parties and supersedes any previous agreement between the parties relating to the subject matter of this Agreement.

17       VARIATION

No variation of this Agreement or of any of the documents referred to in it shall be valid unless it is in writing and signed by or on behalf of each of the parties.

                                       11

18       SEVERANCE

18.1     If any provision of this Agreement is found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement which shall remain in full force and effect.

18.2     If any provision of this Agreement is found to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, the provision in question shall apply with such modification(s) as may be necessary to make it valid.

19       NOTICES

19.1     Any notice or other communication given under this Agreement shall be in writing and signed by or on behalf of the party giving it and shall be served by delivering it personally or sending it by pre-paid recorded delivery or registered post or fax to the address and for the attention of the relevant party set out in sub-clause 20.2 (or as otherwise notified by that party hereunder). Any such notice shall be deemed to have been received:

         19.1.1   if delivered personally, at the time of delivery;

         19.1.2   in the case of pre-paid recorded delivery or registered post,
                  48 hours from the date of posting;

         19.1.3   in the case of registered airmail, five days from the date of posting; and

         19.1.4   in the case of fax, at the time of transmission.

         Provided that if deemed receipt occurs before 9 a.m. on a Business Day the notice shall be deemed to have been received at 9 a.m. on that day, and if deemed receipt occurs after 5 p.m. on a Business Day, or on a day which is not a Business Day, the notice shall be deemed to have been received at 9 a.m. on the next Business Day. For the purpose of this Clause, "Business Day" means any day which is not a Saturday, a
         Sunday or a public holiday in the place at or which the notice is left or sent.

19.2     The address and fax numbers of the parties for the purposes of sub-clause 20.1 are:

         Sino-JP Fund Co., Ltd.
         Address:    The Imperial Hotel Tower 17F
                     1-1-1, Uchi-saiwaicho
                     Chiyoda-ku
                     Tokyo 100-0011
                     Japan

                                       12

         For the attention of: Mr. Ryoji Furukawa
         Telephone:  03 3502 4800

         SINO-JP ASSET MANAGEMENT CO., Ltd.
         Address:    Room 601, Lane 1398
                     Uptown No.3
                     Gubei Road
                     Gubei New Area
                     Shanghai 200336
                     China
         For the attention of: Mr. Wellen Sham
         Fax number: 86 21 6209 9219

         or such other or facsimile number as may be notified in writing from time to time by the relevant party to the other party.

19.3     In proving such service it shall be sufficient to prove that the envelope containing such notice was addressed to the address of the relevant party set out in sub-clause 20.2 (or as otherwise notified by that party hereunder) and delivered either to that address or into the custody of the postal authorities as a pre-paid recorded delivery, registered post or airmail letter, or that the notice was transmitted by fax to the fax number of the relevant party set out in sub-clause
         20.2 (or as otherwise notified by that party hereunder).

20       COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same instrument.

21       GOVERNING LAW AND JURISDICTION

21.1     This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands.

21.2     Each party irrevocably agrees to submit to the non-exclusive jurisdiction of the courts of the Cayman Islands over any claim or matter arising under or in connection with this Agreement or the legal relationship established by this Agreement.

                                       13

22       LIMITED RECOURSE

Notwithstanding any other provisions in this Agreement, the Investment Manager agrees that only the assets of the Company with respect to the Class B Sub-Fund shall be available to satisfy the obligations of the Company under this
Agreement. The Investment Manager agrees that it shall have no recourse to the assets of the Company other than with respect to the Class B Sub-Fund to satisfy the obligations of the Company under this Agreement.

                                       14

IN WITNESS WHEREOF the parties hereto have entered into this Agreement as a Deed on the day and year first above written.

EXECUTED AS A DEED by                       )
                                            )
                                            )
                                             ------------------------------
duly authorised for                         )
and on behalf of                            )
SINO-JP FUND CO., LTD.                      )

in the presence of:                         )
                                            )
                                             ------------------------------

EXECUTED AS A DEED by                       )
                                            )
                                            )
                                             -----------------------------
duly authorised for                         )
and on behalf of                            )
SINO-JP ASSET MANAGEMENT                    )
CO., LTD.                                   )

in the presence of:                         )
                                            )
                                             ------------------------------